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[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 24, 2003


American Equity Investment Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      American Equity Life Annuity Account
                  (File Nos. 333-46593)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 8 to the registration statement on Form N-4 for American Equity Life Annuity Account (File No. 333-46593). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP

                              By: /s/ STEPHEN E. ROTH
                                  ---------------------
                                  Stephen E. Roth, Esq.